                                                                   EXHIBIT 10.23



                            DISTRIBUTION AGREEMENT

                                 by and among

                           MORRISON RESTAURANTS INC.

                         MORRISON FRESH COOKING, INC.

                                      and

                          MORRISON HEALTH CARE, INC.



                                 MARCH 2, 1996

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
ARTICLE I.   DEFINITIONS................................................       1
     SECTION 1.1.        General........................................       1
     SECTION 1.2.        References; Interpretation.....................       8

ARTICLE II.  DISTRIBUTION AND OTHER TRANSACTIONS; CERTAIN
             COVENANTS..................................................       8
     SECTION 2.1.        The Distribution and Other Transactions........       8
          (a)    Certain Transactions...................................       8
          (b)    Stock Dividends to MRI.................................       8
          (c)    Charters; Bylaws.......................................       8
          (d)    Directors; Officers....................................       9
          (e)    Certain Licenses and Permits...........................       9
          (f)    Transfer of Agreements.................................       9
          (g)    Operating Agreement....................................      10
          (h)    Reincorporation of MRI; Reverse Stock Split............      10
          (i)    Delivery of Shares to Transfer Agent...................      10
          (j)    Other Transactions.....................................      11
     SECTION 2.2.        Certain Financial and Other Arrangements.......      11
          (a)    Intercompany Accounts..................................      11
          (b)    Operations in Ordinary Course..........................      11
     SECTION 2.3.        Certain Indebtedness; Balance Sheets...........      12
     SECTION 2.4.        Assumption and Satisfaction of Liabilities;
                         Management Responsibility for Shared
                         Liabilities; Rights and Assets Relating to
                         Shared Liabilities.............................      12
     SECTION 2.5.        Resignations...................................      13
     SECTION 2.6.        Further Assurances.............................      13
     SECTION 2.7.        No Representations or Warranties...............      13
     SECTION 2.8.        Guarantees.....................................      14
     SECTION 2.9.        Witness Services...............................      14
     SECTION 2.10.       Certain Post-Distribution Transactions.........      14
     SECTION 2.11.       Directors and Officers Liability Insurance.....      15
     SECTION 2.12.       Insurance......................................      15
     SECTION 2.13.       Transfers Not Effected Prior to the
                         Distribution; Transfers Deemed Effective as
                         of the Distribution Date.......................      15
     SECTION 2.14.       Ancillary Agreements...........................      16

ARTICLE III. INDEMNIFICATION............................................      16
     SECTION 3.1.        Indemnification by RTI.........................      16
     SECTION 3.2.        Indemnification by MFCI........................      16
     SECTION 3.3.        Indemnification by MHCI........................      16
     SECTION 3.4.        Limitations on Indemnification Obligations.....      16
     SECTION 3.5.        Procedures for Indemnification.................      17
          (a)    Third Party Claims (other than in respect of
                 Shared Liabilities)....................................      17
          (b)    Third Party Claims in Respect of Shared Liabilities....      18

     SECTION 3.6.        Indemnification Payments......................       20
     SECTION 3.7.        Other Adjustments.............................       20
     SECTION 3.8.        Survival of Indemnities.......................       21

ARTICLE IV.  ACCESS TO INFORMATION.....................................       21
     SECTION 4.1.        Provision of Corporate Records................       21
     SECTION 4.2.        Access to Information.........................       21
     SECTION 4.3.        Reimbursement; Other Matters..................       22
     SECTION 4.4.        Confidentiality...............................       22

ARTICLE V.   INSURANCE.................................................       23
     SECTION 5.1.        Policies and Rights Included Within Assets....       23
     SECTION 5.2.        Post-Distribution Date Claims.................       23
     SECTION 5.3.        Administration; Other Matters.................       24
          (a)    Exceeding Policy Limits...............................       25
          (b)    Allocation of Insurance Proceeds......................       25
     SECTION 5.4.        Agreement for Waiver of Conflict and Shared
                         Defense.......................................       26
     SECTION 5.5.        Cooperation...................................       26

ARTICLE VI.  DISPUTE RESOLUTION........................................       26

ARTICLE VII. MISCELLANEOUS.............................................       27
     SECTION 7.1.        Complete Agreement; Construction..............       27
     SECTION 7.2.        Counterparts..................................       27
     SECTION 7.3.        Survival of Agreements........................       27
     SECTION 7.4.        Notices.......................................       27
     SECTION 7.5.        Waivers.......................................       28
     SECTION 7.6.        Amendments....................................       28
     SECTION 7.7.        Assignment....................................       28
     SECTION 7.8.        Successors and Assigns........................       29
     SECTION 7.9.        Termination...................................       29
     SECTION 7.10.       Subsidiaries..................................       29
     SECTION 7.11.       Third Party Beneficiaries.....................       29
     SECTION 7.12.       Attorney Fees.................................       29
     SECTION 7.13.       Title and Headings............................       29
     SECTION 7.14.       Schedules.....................................       29
     SECTION 7.15.       Specific Performance..........................       30
     SECTION 7.16.       GOVERNING LAW.................................       30
     SECTION 7.17.       Consent to Jurisdiction.......................       30
     SECTION 7.18.       Severability..................................       30

          DISTRIBUTION AGREEMENT dated as of March 2, 1996, among MORRISON RESTAURANTS INC., a Delaware corporation ("MRI"), MORRISON FRESH COOKING, INC., a Georgia corporation ("MFCI"), and MORRISON HEALTH CARE, INC., a Georgia corporation ("MHCI").


     WHEREAS, the Board of Directors of MRI has determined that it is appropriate and desirable to distribute to the holders of shares of common stock, par value $0.01 per share, of MRI (the "MRI Common Stock") all the outstanding shares of common stock of MFCI (the "MFCI Common Shares") and all the outstanding shares of common stock of MHCI (the "MHCI Common Shares");

     WHEREAS, the Board of Directors of MRI has determined that it is appropriate and desirable to reincorporate MRI in Georgia by merging MRI into Ruby Tuesday (Georgia), Inc., a wholly-owned subsidiary of MRI ("RTI-Georgia"), and to merge Ruby Tuesday, Inc., a Delaware corporation ("RTI-Delaware") and wholly-owned subsidiary of MRI, into RTI-Georgia substantially simultaneously, with the surviving corporation to be a Georgia corporation known as Ruby Tuesday, Inc. ("RTI");

     WHEREAS, each of MRI, MFCI and MHCI has determined that it is necessary and desirable to allocate and assign responsibility for those liabilities in respect of the activities of the businesses of such entities on the Distribution Date (as defined herein) and those liabilities in respect of other businesses and activities of MRI and its former subsidiaries and other matters; and

     WHEREAS, each of MRI, MFCI and MHCI has determined that it is necessary and desirable to set forth the principal corporate transactions required to effect such distribution and to set forth other agreements that will govern certain other matters following the distributions;

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

ARTICLE I.  DEFINITIONS

     SECTION 1.1.   General.  As used in this Agreement, the following terms
                    -------
shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Action" shall mean any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency, body or commission or any arbitration tribunal.

     "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the person specified.

     "Allocation Memorandum" shall mean that certain Memorandum from Russ Mothershed and Frank Southall to the Chief Financial Officers of each of RTI, MHCI and MFCI regarding the Allocation of Certain Liabilities Post-Spin-Off dated March 2, 1996.

     "Ancillary Agreements" shall mean all of the written agreements, instruments, understandings, assignments or other arrangements (other than this Agreement) entered into in connection with the transactions contemplated hereby, including, without limitation, the Transfer and Assumption Instruments, the Employee Benefits Matters Agreement, the Tax Allocation Agreement, the Intellectual Property Agreements, the Purchasing Agreements and the Operating Agreement.

     "Claims Administration" shall mean the processing of claims made under the Company Policies, including, without limitation, the reporting of claims to the insurance carriers, management and defense of claims to the insurance carriers, management and defense of claims and providing for appropriate releases upon settlement of claims.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder, including any successor legislation.

     "Commission" shall mean the Securities and Exchange Commission.

     "Company Policies" shall mean all Policies, current or past, which are or at any time were maintained by or on behalf of or for the benefit or protection of MRI, MFCI or MHCI or any of their respective predecessors or Subsidiaries which relate to any Shared Liability, the MRI Business, the MFCI Business or the MHCI Business, or current or past directors, officers, employees or agents of any of the foregoing Businesses.

     "Distribution" shall mean the distribution on the Distribution Date to holders of record of shares of MRI Common Stock as of the Distribution Record Date of (i) the MFCI Common Shares owned by MRI on the basis of one MFCI Common Share for each four outstanding shares of MRI Common Stock and (ii) the MHCI Common Shares owned by MRI on the basis of one MHCI Common Share for each three outstanding shares of MRI Common Stock.

     "Distribution Date" shall mean such date as may hereafter be determined by MRI's Board of Directors as the date of which the Distribution shall be effected.

     "Distribution Record Date" shall mean such date as may hereafter be determined by MRI's Board of Directors as the record date for the Distribution.

     "E&Y" shall mean Ernst & Young, LLP.

     "Effective Time" shall mean the effective time of the Distribution on the Distribution Date, which time shall be simultaneous with the effective time of the reincorporation of MRI in Georgia.

     "Employee Benefits Matters Agreement" shall mean the Agreement Respecting Employee Benefits Matters dated as of March 2, 1996, among MRI, MFCI and MHCI.

     "Indemnifiable Losses" shall mean any and all losses, liabilities, claims, damages, demands, costs or expenses (including, without limitation, attorneys' fees and any and all out-of-pocket expenses) whatsoever reasonably incurred in investigating, preparing for or defending against any Actions or potential Actions.

     "Indemnifying Party" shall have the meaning as defined in Section 3.4.

     "Indemnitee" shall have the meaning as defined in Section 3.4.

     "Insurance Administration" shall mean, with respect to each Company Policy, the accounting for premiums, defense costs, indemnity payments, deductibles and retentions, as appropriate, under the terms and conditions of each of the Company Policies; and the report to excess insurance carriers of any losses or claims which may cause the per-occurrence, per claim or aggregate limits of any Company Policy to be exceeded, and the distribution of Insurance Proceeds as contemplated by this Agreement.

     "Insurance Proceeds" shall mean those monies (i) received by an insured from an insurance carrier or (ii) paid by an insurance carrier on behalf of an insured, in either case net of any applicable premium adjustment, retrospectively-rated premium, deductible, retention, cost of reserve or similar item paid or held by or for the benefit of such insured.

     "Insured Claims" shall mean those Liabilities that, individually or in the aggregate, are covered within the terms and conditions of any of the Company Policies, whether or not subject to deductibles, co-insurance, uncollectability or premium adjustments, but only to the extent that such Liabilities are within applicable Company Policy limits, including aggregates.

     "Intellectual Property Agreements" shall mean the License Agreement between MFCI and MHCI and the License Agreement between RTI and MHCI, each dated as of March 2, 1996.

     "Liabilities" shall mean any and all debts, liabilities and obligations, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, including, without limitation, those debts, liabilities and obligations arising under any law, rule, regulation, Action, threatened Action, order or consent decree of any court, any governmental or other regulatory or administrative agency or commission or any award of any arbitration tribunal, and those arising under any contract, guarantee, commitment or undertaking.

     "MFCI" shall mean Morrison Fresh Cooking, Inc., a Georgia corporation.

     "MFCI Assets" shall mean, collectively, all the rights and assets of MRI and its Subsidiaries relating to the MFCI Business, including, without limitation, (i) the assets included on the balance sheet of MFCI (a wholly-owned business of MRI) as of December 2, 1995, prepared by E&Y and not disposed of in the ordinary course of business, (ii) any assets acquired by MRI, MFCI or any of their respective Subsidiaries relating to the MFCI Business from December 3, 1995, to the Distribution Date and not disposed of in the ordinary course of business, and (iii) rights to the Company Policies to the extent set forth in
Article V hereof.

     "MFCI Business" shall mean the family dining restaurant business conducted by MRI, MFCI and their respective Subsidiaries and successors.

     "MFCI Common Stock" shall mean the common stock, $.01 par value per share, of MFCI.

     "MFCI Indemnitees" shall mean MFCI, each Affiliate of MFCI, each of their respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing.

     "MFCI Liabilities" shall mean, collectively, (i) Liabilities included on the balance sheet of MFCI (a wholly-owned business of MRI) as of December 2, 1995, prepared by E&Y, and any Liabilities of the same kind or nature incurred by MRI, MFCI or any of their respective Subsidiaries relating to the MFCI Business from December 3, 1995, to the Effective Time, (ii) all the Liabilities of MFCI and its Subsidiaries, if any, under this Agreement and any of the Ancillary Agreements, (iii) all the Liabilities of the parties hereto or their respective Subsidiaries (whenever arising whether prior to, at or following the Effective Time) to the extent the Liabilities arise out of or in connection with or otherwise relate to the management or conduct before or after the Effective Time of the MFCI Business, and (iv) all those Liabilities allocated solely to MFCI as set forth in the Allocation Memorandum (the Liabilities listed in clauses (i) through (iv) above being collectively referred to as the "True MFCI Liabilities") and (v) one-third (1/3) of the amount of all Shared Liabilities, unless otherwise allocated in the Allocation Memorandum.

     "MHCI" shall mean Morrison Health Care, Inc., a Georgia corporation.

     "MHCI Assets" shall mean, collectively, all the rights and assets of MHCI and its Subsidiaries relating to the MHCI Business, including, without limitation, (i) the assets included on the balance sheet of MHCI (a wholly-owned business of MRI) as of December 2, 1995, prepared by E&Y and not disposed of in the ordinary course of business, (ii) any assets acquired by MRI, MHCI or any of their respective Subsidiaries relating to the MHCI Business from December 3, 1995, to the Distribution Date and not disposed of in the ordinary course of business, (iii) all the outstanding capital stock or other interests of MRI in the Subsidiaries listed on Schedule 1.1(a) and (iv) rights to the Company Policies to the extent set forth in Article V hereof.

     "MHCI Business" shall mean the health care food and nutrition services business conducted by MRI, MHCI and their respective Subsidiaries and successors.

     "MHCI Common Stock" shall mean the common stock, $.01 par value per share, of MHCI.

     "MHCI Indemnitees" shall mean MHCI, each Affiliate of MHCI, each of their respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing.

     "MHCI Liabilities" shall mean, collectively, (i) the Liabilities included on the balance sheet of MHCI as of December 2, 1995, prepared by E&Y, and any Liabilities of the same kind or nature incurred by MRI, MHCI or any of their respective Subsidiaries relating to the MHCI Business from December 3, 1995, to the Effective Time, (ii) all the Liabilities of MHCI and its Subsidiaries, if any, under this Agreement and any of the Ancillary Agreements and (iii) all the Liabilities of the parties hereto or their respective Subsidiaries (whenever arising whether prior to, at or following the Effective Time) to the extent the Liabilities arise out of or in connection with or otherwise relate to the management or conduct before or after the Effective Time of the MHCI Business,
(iv) all those Liabilities allocated solely to MHCI as set forth in the Allocation Memorandum, and (v) $27,098,000 principal amount of the indebtedness outstanding at the Effective Time under the MRI Credit Facility (the Liabilities listed in clauses (i) through (v) above being collectively referred to as the "True MHCI Liabilities") and (vi) one-third (1/3) of the amount of all other Shared Liabilities, unless otherwise allocated in the Allocation Memorandum.

     "MRI" shall mean Morrison Restaurants Inc., a Delaware corporation.

     "MRI Common Stock" shall mean the common stock, $.01 par value per share, of MRI.

     "MRI Credit Facility" shall mean that certain Credit Agreement dated as of September 30, 1994 among MRI, SunTrust Bank, Atlanta (formerly known as Trust Company Bank) as Agent and Administrative Agent and the lenders named therein.

     "MRT Purchasing" shall mean MRT Purchasing, LLC, a Georgia limited liability company, organized to act as purchasing agent for MRI and its Subsidiaries.

     "Operating Agreement" shall mean the Operating Agreement of MRT Purchasing dated October 30, 1995, as amended March 2, 1996, by and among MRI, MFCI, MHCI and RTI-Delaware.

     "Person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

     "Policies" shall mean insurance policies and insurance contracts of any kind (other than life and benefits policies or contracts), including, without limitation, primary, excess and umbrella policies, comprehensive general liability policies, fiduciary liability, automobile, aircraft, property and casualty, workers' compensation and employee dishonesty insurance policies and bonds and captive insurance company arrangements, together with the rights, benefits and privileges thereunder.

     "Proxy Statement" shall mean the Proxy Statement sent to the holders of shares of MRI Common Stock in connection with the Distribution, including any amendment or supplement thereto.

     "Purchasing Agreements" shall mean those certain amendments to long-term purchasing agreements between MRI and suppliers entered into in connection with the transactions contemplated hereby in order to assign benefits and assume liabilities thereunder among MRI, MFCI and MHCI.

     "RTI" shall mean (i) Ruby Tuesday, Inc., a Georgia corporation and the legal successor to MRI after the reincorporation of MRI in Georgia and its merger with RTI-Delaware, or (ii) MRI, after giving effect to the transactions contemplated by Section 2.1 hereof or as if such transactions had occurred, in each case as the context requires.

     "RTI Assets" shall mean, collectively, all the rights and assets of RTI and its Subsidiaries other than the MHCI Assets and the MFCI Assets, including, without limitation, (i) all the outstanding capital stock or other interests of RTI in Subsidiaries of MRI listed on Schedule 1.1(b) and (ii) rights to the Company Policies to the extent set forth in Article V hereof.

     "RTI Common Stock" shall mean the common stock, $.01 par value per share, of RTI.

     "RTI Business" shall mean the specialty restaurant business conducted by MRI, RTI-Delaware, RTI and their respective Subsidiaries and successors, including, without limitation, the Ruby Tuesday, Tia's and Mozzarella's Cafe restaurant business.

     "RTI Indemnitees" shall mean RTI, each Affiliate of RTI, each of their respective directors, officers, employees and agents and each of their heirs, executors, successors and assigns of any of the foregoing.

     "RTI Liabilities" shall mean collectively, (i) the Liabilities included on the unaudited consolidated balance sheet of MRI as of December 2, 1995, prepared by E&Y, and any Liabilities of the same kind or nature incurred by MRI or any of its Subsidiaries relating to the RTI Business from December 3, 1995, to the Effective Time, (ii) all the Liabilities of RTI and its Subsidiaries under this Agreement and any of the Ancillary Agreements, (iii) all the Liabilities of the parties hereto or their respective Subsidiaries (whenever arising whether prior to, at or following the Effective Time) to the extent the Liabilities arise out of or in connection with or otherwise relate solely to the management or conduct before or after the Effective Time of the RTI Business, (iv) all those Liabilities allocated solely to RTI as set forth in the Allocation Memorandum, and (v) all the indebtedness outstanding at the Effective Time under the (A) MRI Credit Facility less $27,098,000 and (B) AmSouth Bank line of credit in favor of MRI (the Liabilities listed in clauses (i) through (iv) above being collectively referred to as the "True RTI Liabilities") and (vi) one-third (1/3) of the amount of all Shared Liabilities, unless otherwise allocated in the Allocation Memorandum.

     "Reverse Stock Split" shall mean the reverse stock split of shares of MRI Common Stock held by holders of record as of the Distribution Record Date to be effected in connection with the reincorporation of MRI in Georgia on the basis of one RTI Common Share for each two outstanding shares of MRI Common Stock.

     "Shared Liability" means any Liability of the parties hereto or their respective Subsidiaries (whether arising prior to, at or following the Effective
Time) which arises out of or is in connection with or otherwise relates to the management or conduct prior to the Effective Time of the businesses of MRI and its Subsidiaries and (i) is not a True RTI Liability, True MFCI Liability or True MHCI Liability or (ii) the responsibility for which is allocated among RTI, MFCI and MHCI in the Allocation Memorandum. Shared Liability includes, without limitation, Shared Liabilities listed on Schedule 1.1(c) hereto.

     "Subsidiary" shall mean any corporation, partnership or other entity of which another entity (i) owns, directly or indirectly, ownership interests sufficient to elect a majority of the Board of Directors (or persons performing similar functions) (irrespective of whether at the time any other class or classes of ownership interests of such corporation, partnership or other entity shall or might have such voting power upon the occurrence of any contingency) or
(ii) is a general partner or an entity performing similar functions (e.g., a
                                                                     ----
trustee).

     "Tax" shall mean all Federal, state, local and foreign taxes and assessments of any kind, including all interest, penalties and additions imposed with respect to such amounts.

     "Tax Allocation Agreement" shall mean the Amended and Restated Tax Allocation and Indemnification Agreement dated as of March 2, 1996, among MRI, MFCI, MHCI and the other Subsidiaries of MRI named therein.

     "Third Party Claim" shall have the meaning as defined in Section 3.5.

     "Transfer Agent" shall mean AmSouth Bank of Alabama.

     "Transfer and Assumption Instruments" shall mean, collectively, the Transfer and Assumption Agreement dated as of January 1, 1996 between MRI and MFCI, the Transfer and Assumption Agreements dated as of January 1, 1996 between MRI and MHCI and the various agreements, instruments and other documents to be entered into between or among MRI, MFCI and MHCI to effect the transfer of assets and the assumption of Liabilities in the manner contemplated by this Agreement, including, without limitation, real estate transfer documents and leases.

     "True MFCI Liabilities" shall have the meaning as defined under "MFCI Liabilities."

     "True MHCI Liabilities" shall have the meaning as defined under "MHCI Liabilities."

     "True RTI Liabilities" shall have the meaning as defined under "RTI Liabilities."

     SECTION 1.2.   References; Interpretation.  References to a "Schedule" are,
                    --------------------------
unless otherwise specified, to one of the Schedules attached to this Agreement, and references to a "Section" are, unless otherwise specified, to one of the Sections of this Agreement.

ARTICLE II.  DISTRIBUTION AND OTHER TRANSACTIONS; CERTAIN COVENANTS

     SECTION 2.1.   The Distribution and Other Transactions.
                    ---------------------------------------

          (a) Certain Transactions.  On or prior to the Distribution Date:
              --------------------

              (i) MRI shall, on behalf of itself and its Subsidiaries, transfer to MFCI all of MRI's and its Subsidiaries' right, title and interest in the MFCI Assets.

              (ii) MRI shall, on behalf of itself and its Subsidiaries, transfer to MHCI all of MRI's and its Subsidiaries' right, title and interest in the MHCI Assets.

          (b) Stock Dividends to MRI.  On or prior to the Distribution Date:
              ----------------------

              (i) MFCI shall issue to MRI as a stock dividend a number of MFCI Common Shares as required to effect the Distribution, as certified by the Transfer Agent. In connection therewith MRI shall deliver to MFCI for cancellation the share certificate currently held by it representing MFCI Common Shares.

              (ii) MHCI shall issue to MRI as a stock dividend a number of MHCI Common Shares as required to effect the Distribution, as certified by the Transfer Agent. In connection therewith MRI shall deliver to MHCI for cancellation the share certificate currently held by it representing MHCI Common Shares.

          (c) Charters; Bylaws.  On or prior to the Distribution Date:
              ----------------

              (i) All necessary actions shall have been taken to provide for the adoption of the form of Articles of Incorporation and Bylaws filed by MFCI with the Commission.

              (ii) All necessary actions shall have been taken to provide for the adoption of the form of Articles of Incorporation and Bylaws filed by MHCI with the Commission.

              (iii) All necessary actions shall have been taken to provide for the adoption of the form of Articles of Incorporation and Bylaws attached as Annex B and Annex C, respectively, to the Proxy Statement filed by MRI with the Commission.

          (d) Directors; Officers.  On or prior to the Distribution Date, MRI,
              -------------------
as the sole shareholder of MFCI, MHCI and RTI, (i) shall have taken all necessary action by written consent to elect to the Board of Directors of MFCI, the Board of Directors of MHCI and the Board of Directors of RTI the individuals identified in the Proxy Statement as directors of MFCI and MHCI and RTI, respectively, effective upon the Distribution, and (ii) shall have caused the directors of MFCI, MHCI and RTI to elect as officers of MFCI, MHCI and RTI the individuals identified in the Proxy Statement as the officers of MFCI, MHCI and RTI, respectively, effective upon the Distribution.

          (e) Certain Licenses and Permits.  On or prior to the Distribution
              ----------------------------
Date or as soon as reasonably practicable thereafter, all transferrable licenses, permits and authorizations issued by governmental or regulatory entities which relate to the MFCI Business or the MHCI Business but which are held in the name of MRI or any of its Subsidiaries (other than MFCI or MHCI or any of their respective Subsidiaries), or any of their respective employees, officers, directors, stockholders, agents, or otherwise, on behalf of MFCI (or its Subsidiaries) or MHCI (or its Subsidiaries), as applicable, shall be duly and validly transferred by MRI to MFCI (or its Subsidiaries) or MHCI (or its Subsidiaries), as applicable.

          (f)  Transfer of Agreements.
               ----------------------

              (i) MRI hereby agrees that on or prior to the Distribution Date or as soon as reasonably practicable thereafter, subject to the limitations set forth in this Section 2.1(f), it will, and it will cause its Subsidiaries (other than MFCI or MHCI or any of their respective Subsidiaries) to, assign, transfer and convey to MFCI or MHCI, as applicable, all of MRI's or such Subsidiary's respective right, title and interest in and to any and all agreements that relate exclusively to the MFCI Business or MHCI Business, as applicable, to the extent such agreements were not previously so transferred.

              (ii) Subject to the provisions of this Section 2.1(f) and except as any Ancillary Agreement may otherwise provide, any agreement to which any of the parties hereto or any of their Subsidiaries is a party that inures to the benefit of more than one of the RTI

Business, MFCI Business and MHCI Business shall be assigned in part so that each party shall be entitled to the rights and benefits inuring to its business under such agreement.

              (iii) The assignee of any agreement assigned, in whole or in part, hereunder (an "Assignee") shall assume and agree to pay, perform, and fully discharge all obligations of the assignor under such agreement or, in the case of a partial assignment under Section 2.1 and except as any Ancillary Agreement may otherwise provide, such Assignee's related portion of such obligations as determined in accordance with the terms of the relevant agreement, where determinable on the face thereof, and otherwise as determined in accordance with the practice of the parties (or other predecessors) prior to the Distribution.

              (iv) Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any agreement, in whole or in part, or any rights thereunder if the agreement to assign or attempt to assign, without the consent of a third party, would constitute a breach thereof or in any way adversely affect the rights of the Assignee thereof; provided, however, that the provisions of Section 2.13 shall be applicable thereto.

          (g) Operating Agreement.  On or before the Distribution Date, MFCI and
              -------------------
MHCI will become members of MRT Purchasing and, in connection therewith, MRI, MFCI and MHCI shall, and MRI shall cause RTI-Delaware to, enter into an amended and restated operating agreement setting forth the terms upon which MRT Purchasing shall act as the purchasing agent for MRI, MFCI and MHCI.

          (h) Reincorporation of MRI; Reverse Stock Split.
              -------------------------------------------

              (i) MRI shall enter into an Agreement and Plan of Merger with RTI pursuant to which MRI shall be reincorporated in Georgia effective as of the Distribution Date.

              (ii) MRI shall cause RTI and RTI-Delaware to enter into an Agreement and Plan of Merger pursuant to which RTI-Delaware shall merge into RTI effective as of the Distribution Date.

              (iii) MRI shall take any other action necessary to effectuate the Reverse Stock Split contemplated by the Proxy Statement.

          (i) Delivery of Shares to Transfer Agent.  MRI shall deliver to the
              ------------------------------------
Transfer Agent the share certificates representing the MFCI Common Shares and the MHCI Common Shares issued to MRI by MFCI and MHCI, respectively, pursuant to
Section 2.1(b) as well as the RTI Common Shares and shall instruct the Transfer Agent to distribute, on or as soon as practicable following the Distribution Date, such Common Shares to holders of record of shares of MRI Common Stock on the Distribution Record Date as further contemplated by the Proxy Statement and herein. MFCI and MHCI shall provide all share certificates that the Transfer

Agent shall require in order to effect the Distribution and RTI shall provide all share certificates that the Transfer Agent shall require in order to effect the Reverse Stock Split.

          (j) Other Transactions.  On or prior to the Distribution Date, each of
              ------------------
MRI, MFCI and MHCI shall have consummated those other transactions in connection with the Distribution that are contemplated by (i) the Proxy Statement, (ii) the ruling request submission by MRI to the Internal Revenue Service dated October 18, 1995, as subsequently amended December 29, 1995 and February 10, 1996, and
(iii) the no action letter by MRI to the Commission dated November 3, 1995, and which are not specifically referred to in subparagraphs (a)-(i) above.

     SECTION 2.2.  Certain Financial and Other Arrangements.
                   ----------------------------------------

          (a)  Intercompany Accounts.
               ---------------------

              (i) Without limiting the terms of Section 2.3, all intercompany receivables, payables and loans (other than receivables, payables and loans otherwise specifically provided for in any of the Ancillary Agreements or hereunder), including, without limitation, in respect of any cash balances, any cash balances representing deposited checks or drafts for which only a provisional credit has been allowed or any cash held in any centralized cash management system, between MFCI or any of its Subsidiaries, on the one hand, and RTI or any of its Subsidiaries, on the other hand, shall, as of the Effective Time, be settled, capitalized or converted into ordinary trade accounts, in each case as may be agreed in writing by duly authorized representatives of RTI and MFCI.

              (ii) Without limiting the terms of Section 2.3, all intercompany receivables, payables and loans (other than receivables, payables and loans otherwise specifically provided for in any of the Ancillary Agreements or hereunder), including, without limitation, in respect of any cash balances, any cash balances representing deposited checks or drafts for which only a provisional credit has been allowed or any cash held in any centralized cash management system, between MHCI or any of its Subsidiaries on the one hand, and RTI or any of its Subsidiaries, on the other hand, shall, as of the Effective Time, be settled, or converted into ordinary trade accounts, in each case as may be agreed in writing by duly authorized representatives of RTI and MHCI.

          (b) Operations in Ordinary Course.  Each of RTI, MFCI and MHCI
              -----------------------------
covenants and agrees that, except as otherwise provided in any Ancillary Agreement, during the period from the date of this Agreement through the Distribution Date, it will, and will cause any entity that is a Subsidiary of such party at any time during such period to, conduct its business in a manner substantially consistent with current and past operating practices and in the ordinary course, including, without limitation, with respect to the payment and administration of accounts payable and the administration of accounts receivable, the purchase of the capital assets and equipment and the management of inventories.

     SECTION 2.3.  Certain Indebtedness; Balance Sheets.
                   ------------------------------------

          (a) MRI, MFCI and MHCI each agrees to use its commercially reasonable efforts to achieve an allocation of consolidated indebtedness of MRI which is consistent with that reflected in the capital structure of each of MRI (RTI after the Distribution), MFCI and MHCI set forth in its historical financial statements included with the Proxy Statement.

          (b) As soon as practicable after the date hereof (and whether or not after the Effective Time), MRI shall cause to be prepared and shall deliver to the parties hereto balance sheets of each of RTI, MFCI and MHCI as of March 2, 1996, prepared consistent with generally accepted accounting principles, this Agreement, and accounting practices of MRI, which balance sheets shall, absent manifest error, constitute the balance sheets of such companies as of such date, respectively.

     SECTION 2.4.  Assumption and Satisfaction of Liabilities; Management
                   ------------------------------------------------------
Responsibility for Shared Liabilities; Rights and Assets Relating to Shared
---------------------------------------------------------------------------
Liabilities.
-----------

          (a) Except as otherwise specifically set forth in any Ancillary Agreement, from and after the Effective Time, (i) RTI shall, and shall cause its Subsidiaries to, assume, pay, perform and discharge all RTI Liabilities as and when due, (ii) MFCI shall, and shall cause its Subsidiaries to, assume, pay, perform and discharge all MFCI Liabilities as and when due, and (iii) MHCI shall, and shall cause its Subsidiaries to, assume, pay, perform and discharge all MHCI Liabilities as and when due.

          (b) The parties acknowledge that various claims and administrative matters may arise from time to time in respect of Shared Liabilities and that it would be in the best interests of the parties hereto to designate responsibility for managing and administering Shared Liabilities to one party, which party shall be RTI, unless otherwise provided in an Ancillary Agreement. All out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and all expenses whatsoever reasonably incurred) incurred by or on behalf of the party with such management and administrative responsibility shall be shared among the parties in the same proportions in which the related Shared Liability is shared.

          (c) The parties hereto shall be entitled to share in any rights and assets (including, without limitation, recoveries, claims, rights of subrogation and proceeds of asset sales) that relate to Shared Liabilities in the same proportion as the designated responsibility of the parties with respect to such Shared Liabilities.

          (d) (i) To the extent that for whatever reason RTI fails, refuses or is unable to pay any RTI Liabilities and as result thereof MFCI or MHCI is legally obligated or required to pay such RTI Liabilities, then such RTI Liabilities shall be deemed Shared Liabilities hereunder as to MFCI and MHCI and shared one-half each.

              (ii) To the extent that for whatever reason MFCI fails, refuses or is unable to pay any MFCI Liabilities and as result thereof RTI or MHCI is legally obligated or required to pay such MFCI Liabilities, then such MFCI Liabilities shall be deemed Shared Liabilities hereunder as to RTI and MHCI and shared one-half each.

              (iii) To the extent that for whatever reason MHCI fails, refuses or is unable to pay any MFCI Liabilities and as result thereof RTI or MFCI is legally obligated or required to pay such MHCI Liabilities, then such MHCI Liabilities shall be deemed Shared Liabilities hereunder as to RTI and MFCI and shared one-half each.

     SECTION 2.5.  Resignations.
                   ------------

          (a) RTI shall cause all its officers to resign, effective as of the Effective Time, from all positions as directors or officers of MFCI or as officers or directors of any Subsidiary of MFCI in which they serve. MFCI shall cause all its officers to resign, effective as of the Effective Time, from all positions as directors or officers of RTI or as officers or directors of any Subsidiary of RTI in which they serve.

          (b) RTI shall cause all its officers to resign, effective as of the Effective Time, from all positions as directors or officers of MHCI or as officers or directors of any Subsidiary of MHCI in which they serve. MHCI shall cause all its officers to resign, effective as of the Effective Time, from all positions as directors or officers of RTI or as directors or officers of any Subsidiary of RTI in which they serve.

     SECTION 2.6.  Further Assurances.  In case at any time after the Effective
                   ------------------
Time any further action is reasonably necessary or desirable to carry out the purposes of this Agreement and the Ancillary Agreements, the proper officers of each party to this Agreement shall take all such necessary action. Without limiting the foregoing, RTI, MFCI and MHCI shall use their commercially reasonable efforts to obtain all required consents and approvals, to enter into all amendatory agreements and to make all filings and applications that may be required for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, including, without limitation, all applicable governmental and regulatory filings.

     SECTION 2.7.  No Representations or Warranties.  Each of the parties hereto
                   --------------------------------
understands and agrees that, except as otherwise expressly provided, no party hereto is, in this Agreement or in any other agreement or document contemplated by this Agreement or otherwise, making any representation or warranty whatsoever, including, without limitation, as to title, value or legal sufficiency. It is also agreed and understood that all assets either transferred to or retained by the parties, as the case may be, shall be "as is, where is" and that (subject to Section 2.6) the party to which such assets are to be transferred hereunder shall bear economic and legal risk that any conveyances of such assets shall prove to be insufficient or that such party's or any Subsidiary's title to any such assets shall be other than good and marketable and free from encumbrances. Similarly, each party hereto understands and agrees that no party hereto in this

Agreement or in any other agreement or document contemplated by this Agreement or otherwise, is representing or warranting in any way that the obtaining of any amendatory agreements and the making of any filing or applications contemplated by this Agreement will satisfy the provisions of any or all applicable agreements or the requirements of any or all applicable laws or judgments, it being agreed and understood that the party to which any assets are transferred shall bear the economic and legal risk that any necessary consents or approvals are not obtained or that any requirements or laws or judgments are not complied with.

     SECTION 2.8.  Guarantees.  Except as otherwise specified in any Ancillary
                   ----------
Agreement and the guaranty by MHCI and MFCI of the MRI Credit Facility, each of RTI, MFCI and MHCI shall use its commercially reasonable best efforts to have, on or prior to the Distribution Date, or as soon as practicable thereafter, (i) RTI and any of its Subsidiaries removed as guarantor of or obligor for any True MFCI Liability or True MHCI Liability; (ii) MFCI removed as a guarantor of or obligor for any True RTI Liability or True MHCI Liability or (iii) MHCI removed as a guarantor of or obligor for any True RTI liability or True MFCI Liability, in each case, without the requirement that it pay any additional consideration in connection with obtaining the same.

     SECTION 2.9.  Witness Services.  At all times from and after the
                   ----------------
Distribution Date, each of RTI, MFCI and MHCI shall use their commercially reasonable efforts to make available to the other, upon reasonable written request, its and its Subsidiaries' officers, directors, employees and agents as witnesses to the extent that (a) such persons may reasonable be required in connection with the prosecution or defense of any Action in which the requesting party may from time to time be involved and (b) there is no conflict in the Action between the requesting party and RTI, MFCI or MHCI, as applicable. A party providing witness services to the other party under this Section shall be entitled to receive from the recipient of such services, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses and direct and indirect costs of employees who are witnesses, as may be reasonably incurred in providing such witness services.

     SECTION 2.10.  Certain Post-Distribution Transactions.
                    --------------------------------------

          (a)(i) RTI shall comply with and otherwise not take action inconsistent with each representation, covenant and statement made, or to be made, to the Internal Revenue Service in connection with the request by MRI for a revenue ruling in respect of the Distribution or to MRI's tax counsel in connection with such firm's rendering an opinion to MRI, MFCI and MHCI as to certain tax aspects of the Distribution and (ii) until one year after the Distribution Date, RTI will maintain its status as a company engaged in the active conduct of a trade or business, as defined in Section 355(b) of the Code.

          (b)(i) MFCI shall comply with and otherwise not take action inconsistent with each representation, covenant and statement made, or to be made, to the Internal Revenue Service in connection with the request by MRI for a revenue ruling in respect of the Distribution or to MRI's tax counsel in connection with such firm's rendering an opinion to MRI, MFCI and MHCI as to certain tax aspects of the Distribution and (ii) until one year after the Distribution Date, MFCI will maintain its status as a company engaged in the active conduct of a trade or business, as defined in Section 355(b) of the Code.

          (c)(i) MHCI shall comply with and otherwise not take action inconsistent with each representation, covenant and statement made, or to be made, to the Internal Revenue Service in connection with the request by MRI for a revenue ruling in respect of the Distribution or to MRI's tax counsel in connection with such firm's rendering an opinion to MRI, MFCI and MHCI as to certain tax aspects of the Distribution and (ii) until one year after the Distribution Date, MHCI will maintain its status as a company engaged in the active conduct of a trade or business, as defined in Section 355(b) of the Code.

     SECTION 2.11.  Directors and Officers Liability Insurance.  RTI agrees
                    ------------------------------------------
that, from and after the Effective Time to the seventh anniversary of the Distribution Date, it will maintain in full force and effect any Company Policies providing directors and officers liability insurance ("D&O Insurance Policies") (or, through the purchase of an alternative policy, the full benefits and coverage of such D&O Insurance Policies) and shall not amend the terms of such policies in a manner adverse to any persons covered by such insurance. The cost of such insurance shall constitute a Shared Liability. The provisions of this Section 2.11 are intended for the benefit of, and shall be enforced by, each of the persons covered by the D&O Insurance Policies.

     SECTION 2.12.  Insurance.  Except as contemplated by Article V and Section
                    ---------
2.11 hereof, any and all coverage of MFCI, MHCI and their respective Subsidiaries under Company Policies has terminated or will terminate (and will not be replaced by MRI) no later than the Effective Time.

     SECTION 2.13.  Transfers Not Effected Prior to the Distribution; Transfers
                    -----------------------------------------------------------
Deemed Effective as of the Distribution Date.  To the extent that any transfers
--------------------------------------------
contemplated by this Article II shall not have been consummated on or prior to the Distribution Date, the parties shall cooperate to effect such transfers as promptly following the Distribution Date as shall be practicable. Nothing herein shall be deemed to require the transfer of any assets or the assumption of any Liabilities which by their terms or operation of law cannot be transferred; provided, however, that the parties hereto and their respective
             --------  -------
Subsidiaries shall cooperate to seek to obtain any necessary consents or approvals for the transfer of all assets and Liabilities contemplated to be transferred pursuant to this Article II. In the event that any such transfer of assets or Liabilities has not been consummated, from and after the Distribution Date the party retaining such asset or Liability shall hold such asset in trust for the use and benefit of the party entitled thereto (at the expense of the party entitled thereto) or retain such Liability for the account of the party by whom such Liability is to be assumed pursuant hereto, as the case may be, and take such other action as may be reasonably requested by the party to whom such asset is to be transferred, or by whom such Liability is to be assumed, as the case may be, in order to place such party, insofar as is reasonably possible, in the same position as would have existed had such asset or Liability been transferred as contemplated hereby. As and when any such asset or Liability becomes transferable, such transfer shall be effected forthwith. The parties agree that, as of the Distribution Date, each party hereto shall be deemed to have acquired complete and sole beneficial ownership over all of the assets held by it, together with all rights, powers and privileges incident thereto, and shall be deemed to have assumed in accordance with the terms of this Agreement all of the Liabilities, and all duties, obligations and responsibilities incident thereto, which such party is entitled to acquire or required to assume pursuant to the terms of this Agreement.

     SECTION 2.14.  Ancillary Agreements.  Prior to the Distribution Date, each
                    --------------------
of MRI, MFCI and MHCI shall enter into, and/or (where applicable) shall cause their respective Subsidiaries to enter into, the Ancillary Agreements and any other agreements in respect of the Distribution reasonably necessary or appropriate in connection with the transactions contemplated hereby and thereby.

ARTICLE III.  INDEMNIFICATION

     SECTION 3.1.  Indemnification by RTI.  Except as otherwise specifically set
                   ----------------------
forth in any provision of this Agreement or of any Ancillary Agreement, RTI shall indemnify, defend and hold harmless the MFCI Indemnitees and the MHCI Indemnitees from and against any and all Indemnifiable Losses of the MFCI Indemnitees and the MHCI Indemnitees, respectively, arising out of, by reason of or otherwise in connection with (i) the RTI Liabilities or (ii) the breach by RTI of any provision of this Agreement or any Ancillary Agreement.

     SECTION 3.2.  Indemnification by MFCI.  Except as otherwise specifically
                   -----------------------
set forth in any provision of this Agreement or of any Ancillary Agreement, MFCI shall indemnify, defend and hold harmless the RTI Indemnitees and the MHCI Indemnitees from and against any and all Indemnifiable Losses of the RTI Indemnitees and the MHCI Indemnitees, respectively, arising out of, by reason of or otherwise in connection with (i) the MFCI Liabilities or (ii) the breach by MFCI of any provision of this Agreement or any Ancillary Agreement.

     SECTION 3.3.  Indemnification by MHCI.  Except as otherwise specifically
                   -----------------------
set forth in any provision of this Agreement or of any Ancillary Agreement, MHCI shall indemnify, defend and hold harmless the RTI Indemnitees and the MFCI Indemnitees from and against any and all Indemnifiable Losses of the RTI Indemnitees and the MFCI Indemnitees, respectively, arising out of, by reason of or otherwise in connection with (i) the MHCI Liabilities or (ii) the breach by MHCI of any provision of this Agreement or any Ancillary Agreement.

     SECTION 3.4.  Limitations on Indemnification Obligations.  The amount that
                   ------------------------------------------
any party (an "Indemnifying Party") is or may be required to pay to any other person (an "Indemnitee") pursuant to Section 3.1, Section 3.2 or Section 3.3, as applicable, shall be reduced (retroactively or prospectively) by any Insurance Proceeds or other amounts actually recovered by or on behalf of such Indemnitee in respect of the related Indemnifiable Loss. If an Indemnitee shall have received the payment required by this Agreement from an Indemnifying Party in respect of an Indemnifiable Loss and shall subsequently receive Insurance Proceeds or other amounts in respect of such Indemnifiable Loss, then such Indemnitee shall pay to such Indemnifying Party a sum equal to the amount of such Insurance Proceeds or other amounts actually received, up to the aggregate amount of any payments received from such Indemnifying Party pursuant to this Agreement in respect of such Indemnifiable Loss.

     SECTION 3.5.  Procedures for Indemnification.
                   ------------------------------

          (a) Third Party Claims (other than in respect of Shared Liabilities).
              ----------------------------------------------------------------
If a claim or demand is made against an Indemnitee by any person who is not a party to this Agreement (a "Third Party Claim") as to which such Indemnitee is entitled to indemnification pursuant to this Agreement, such Indemnitee shall notify the Indemnifying Party in writing, and in reasonable detail, of the Third Party Claim promptly (and in any event within 20 business days) after receipt by such Indemnitee of written notice of the Third Party Claim; provided, however,
                                                            --------  -------
that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice). Thereafter, the Indemnitee shall deliver to the Indemnifying Party, promptly (and in any event within 20 business days) after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

     If a Third Party Claim is made against an Indemnitee, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges in writing its obligation to indemnify the Indemnitee therefor, to assume the defense thereof with counsel selected by the Indemnifying Party; provided that such counsel is not reasonably objected to by
                    --------
the Indemnitee. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnitee for legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has failed to assume the defense thereof (other than during the period prior to the time the Indemnitee shall have given notice of the Third Party Claim as provided above). If the Indemnifying Party so elects to assume the defense of any Third Party Claim, all of the Indemnitees shall cooperate with the Indemnifying Party in the defense or prosecution thereof.

     If the Indemnifying Party acknowledges in writing liability for indemnification of a Third Party Claim, then in no event will the Indemnitee admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the Indemnifying Party's prior written consent; provided, however, that the Indemnitee shall have the right to settle,
         --------  -------
compromise or discharge such Third Party Claim without the consent of the Indemnifying Party if the Indemnitee releases the Indemnifying Party from its indemnification obligation hereunder with respect to such Third Party Claim and such settlement, compromise or discharge would not otherwise adversely affect the Indemnifying Party. If the Indemnifying Party acknowledges in writing liability for indemnification of a Third Party Claim, the Indemnitee will agree to any settlement, compromise or discharge of a Third Party Claim that the Indemnifying Party may recommend and that by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim and releases the Indemnitee completely in connection with such Third Party Claim and that would not otherwise adversely affect the Indemnitee; provided, however, that the Indemnitee may refuse to agree to any
            --------  -------
such settlement, compromise or discharge if the Indemnitee agrees that the Indemnifying Party's indemnification obligation with respect to such Third Party Claim shall not exceed the amount that would have been required to be paid by or on behalf of the Indemnifying Party in connection with such settlement, compromise or discharge.

     Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnitee which the Indemnitee reasonably determines, after conferring with its counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages.

     This Section 3.5(a) shall govern all claims under this Article III for indemnification against Third Party Claims except Third Party Claims in respect of Shared Liabilities, as to which Section 3.5(b) shall govern.

          (b) Third Party Claims in Respect of Shared Liabilities.  If a Third
              ---------------------------------------------------
Party Claim in respect of a Shared Liability is made against an Indemnitee, such Indemnitee shall notify the Indemnifying Parties in writing, and in reasonable detail, of the Third Party Claim promptly (and in any event within 20 business days) after receipt by such Indemnitee of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not
       --------  -------
affect the indemnification provided hereunder except to the extent an Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Parties shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice). Thereafter, the Indemnitee shall deliver to the Indemnifying Parties, promptly (and in any event within 20 business days) after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

     Each Indemnifying Party shall be entitled to participate in the defense of such Third Party Claim subject to the following provisions of this paragraph. Without limiting the terms of Section 3.1, Section 3.2 or Section 3.3 hereof, RTI (the "Managing Party") shall have management and administrative responsibility in respect of the Third Party Claim against the Indemnitee unless a different party is designated in an Ancillary Agreement to have management responsibility for the Shared Liability (in which case the party so designated shall be the "Managing Party"). Such management and administrative responsibility shall entail the defense of such Third Party Claim, negotiation with claimants and potential claimants (subject to the limitations in the following paragraph) and other reasonably related activities. If the Indemnifying Parties acknowledge in writing their respective obligations to indemnify the Indemnitee for the Third Party Claim to the extent contemplated by this Agreement, and an Indemnifying Party is the Managing Party, such Indemnifying Party may assume the defense thereof with counsel selected by such Indemnifying Party; provided that such counsel is not reasonably objected to by
                    --------
the Indemnitee or any other Indemnifying Party. The legal or other expenses in respect of a Third Party Claim incurred by or on behalf of any person other than the Managing Party shall not be Indemnifiable Losses for purposes of this Agreement; provided, however, the Indemnifying Parties shall be liable for fees
           --------  -------
and expenses of counsel employed by the Indemnitee for any period during which an Indemnifying Party, in its capacity as Managing Party, has failed to assume the defense thereof (other than during the period prior to the time the Indemnitee shall have given notice of such Third Party Claim as provided above), but only to the extent contemplated by the final paragraph of this Section 3.5(b). The Managing Party shall control the defense of such Third Party Claim, although the Indemnitee (if not the Managing Party) shall have the right to participate in such defense and to employ counsel, at its own expense, separate from the counsel employed by the Managing Party. All of the Indemnitees and each Indemnifying Party shall cooperate with the Managing Party and each other in the defense or prosecution of such Third Party Claim.

     If each of the Indemnifying Parties acknowledges in writing liability for such Third Party Claim to the extent contemplated by this Agreement, then in no event will any Indemnitee admit any liability with respect to, or settle, compromise or discharge, any such Third Party Claim without each of the Indemnifying Party's prior written consent; provided, however, that the
                                            --------  -------
Indemnitee shall have the right to settle, compromise or discharge such Third Party Claim without the consent of the Indemnifying Parties if the Indemnitee releases each of the Indemnifying Parties from their respective indemnification obligation hereunder with respect to such Third Party Claim and such settlement, compromise or discharge would not otherwise adversely affect the Indemnifying Parties. If the Indemnifying Parties acknowledge in writing liability for indemnification of such Third Party Claim, an Indemnitee will agree to any settlement, compromise or discharge of such Third Party Claim that the Managing Party may recommend and that by its terms obligates the Indemnifying Parties to pay the full amount of the liability in connection with such Third Party Claim and releases the Indemnitee completely in connection with such Third Party Claim (or portion thereof, as applicable) and that would not otherwise adversely affect the Indemnitee; provided, however, that the Indemnitee may refuse to
                       --------  -------
agree to any such settlement, compromise or discharge if the Indemnitee agrees that each of the

Indemnifying Party's indemnification obligations with respect to such Third Party Claim shall not exceed the amount that would have been required to be paid by or on behalf of such Indemnifying Party in connection with such settlement, compromise or discharge.

     Notwithstanding the foregoing, an Indemnifying Party shall not be entitled to assume the defense of such Third Party Claim (and shall be liable for the fees and expenses of counsel incurred by an Indemnitee in defending such Third Party Claim to the extent contemplated by this Agreement) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnitee which the Indemnitee reasonably determines, after conferring with its counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, an Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages as contemplated above.

     Legal and other expenses incurred in connection with each such Third Party Claim which are Indemnifiable Losses shall be shared by the parties in the same proportions in which the related Shared Liability is shared.

     SECTION 3.6.  Indemnification Payments.  Indemnification required by this
                   ------------------------
Article III shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or loss, liability, claim, damage or expense is incurred.

     SECTION 3.7.  Other Adjustments.
                   -----------------

          (a) The amount of any Indemnifiable Loss shall be (i) increased to take into account any net Tax cost actually incurred by the Indemnitee arising from any payments received from the Indemnifying Party (grossed up for such increase) and (ii) reduced to take account of any net Tax benefit actually realized by the Indemnitee arising from the incurrence or payment of any such Indemnifiable Loss. In computing the amount of such Tax cost or Tax benefit, the Indemnitee shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any payment with respect to an Indemnifiable Loss or the incurrence or payment of any Indemnifiable Loss.

          (b) In addition to any adjustments required pursuant to Section 3.4 hereof or clause (a) of this Section 3.7, if the amount of any Indemnifiable Loss shall, at any time subsequent to the payment required by this Agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the Indemnitee to the Indemnifying Party, up to the aggregate amount of any payments received from such Indemnifying Party pursuant to this Agreement in respect of such Indemnifiable Loss.

     SECTION 3.8.  Survival of Indemnities.  The obligations of RTI, MFCI and
                   -----------------------
MHCI under this Article III shall survive the sale or other transfer by any of them of any assets or businesses or the assignment by any of them of any Liabilities, with respect to any Indemnifiable Loss of any Indemnitee related to such assets, businesses or Liabilities and shall be binding on the successors and assigns of all, or substantially all, of their respective assets and business.

ARTICLE IV.  ACCESS TO INFORMATION

     SECTION 4.1.  Provision of Corporate Records.
                   ------------------------------

          (a) Unless otherwise specified in the procedures set forth in Schedule 4.3(b) hereto, after the Distribution Date, upon the prior written request by MFCI or MHCI for specific and identified agreements, documents, books, records or files (collectively, "Records") relating to or affecting MFCI or MHCI, as applicable, RTI shall arrange, as soon as reasonably practicable following the receipt of such request, for the provision of appropriate copies of such Records (or the originals thereof if the party making the request has a reasonable need for such originals) in the possession of RTI or any of its Subsidiaries, but only to the extent such items are not already in the possession of the requesting party.

          (b) Unless otherwise specified in the procedures set forth in Schedule 4.3(b) hereto, after the Distribution Date, upon the prior written request by RTI or MHCI for specific and identified Records relating to or affecting RTI or MHCI, as applicable, MFCI shall arrange, as soon as reasonably practicable following the receipt of such request, for the provision of appropriate copies of such Records (or the originals thereof if the party making the request has a reasonable need for such originals) in the possession of MFCI or any of its Subsidiaries, but only to the extent such items are not already in the possession of the requesting party.

          (c) Unless otherwise specified in the procedures set forth in Schedule 4.3(b) hereto, after the Distribution Date, upon the prior written request by RTI or MFCI for specific and identified Records relating to or affecting RTI or MFCI, as applicable, MHCI shall arrange, as soon as reasonably practicable following the receipt of such request, for the provision of appropriate copies of such Records (or the originals thereof if the party making the request has a reasonable need for such originals) in the possession of MHCI or any of its Subsidiaries, but only to the extent such items are not already in the possession of the requesting party.

     SECTION 4.2.  Access to Information.
                   ---------------------

          (a) Unless otherwise specified in the procedures set forth in Schedule 4.3(b) hereto, from and after the Distribution Date, each of RTI, MFCI and MHCI shall afford to the other and its authorized accountants, counsel and other designated representatives reasonable access during normal business hours, subject to appropriate restrictions for classified, privileged or confidential information, to the personnel, properties, books and records of such party and its Subsidiaries insofar as such access is reasonably required by the other party.

          (b) For a period of five years following the Distribution Date, each of RTI, MFCI and MHCI shall provide to the other, promptly upon request, all documents that shall be filed by it and by any of its respective Subsidiaries with the Commission pursuant to the periodic and interim reporting requirements of the Securities Exchange Act of 1934, and the rules and regulations of the Commission promulgated thereunder.

     SECTION 4.3.  Reimbursement; Other Matters.
                   ----------------------------

          (a) Except to the extent otherwise contemplated by any Ancillary Agreement, a party providing Records or access to information to another party under this Article IV shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses, as may be reasonably incurred in providing such Records or access to information.

          (b) The parties hereto shall comply with those document retention policies as shall be set forth in Schedule 4.3(b) hereto or established and agreed to in writing by their respective authorized officers on or prior to the Distribution Date in respect of Records and related matters.

     SECTION 4.4.  Confidentiality.  Each of (a) RTI and its Subsidiaries, (b)
                   ---------------
MFCI and its Subsidiaries and (c) MHCI and its Subsidiaries shall not use or permit the use of (without the prior written consent of the others) and shall hold, and shall cause its consultants and advisors to hold, in strict confidence, all information concerning the other parties in its possession, its custody or under its control (except to the extent that (i) such information has been in the public domain through no fault of such party or (ii) such information has been later lawfully acquired from other sources by such party or
(iii) this Agreement or any other Ancillary Agreement or any other agreement entered into pursuant hereto permits the use or disclosure of such information) to the extent such information (A) relates to the period up to the Effective Time, (B) relates to any Ancillary Agreement or (C) is obtained in the course of performing pursuant to any Ancillary Agreement, and each party shall not (without the prior written consent of the other) otherwise release or disclose such information to any other person, except such party's auditors and attorneys, unless compelled to disclose such information by judicial or administrative process or unless such disclosure is required by law and such party has used commercially reasonable efforts to consult with the other affected party or parties prior to such disclosure. To the extent that a party hereto is compelled by judicial or administrative process to disclose such information under circumstances in which any evidentiary privilege would be available, such party agrees to assert such privilege in good faith prior to making such disclosure. Each of the parties hereto agrees to consult with each relevant other party in connection with any such judicial or administrative process, including, without limitation, in determining whether any privilege is available, and further agrees to allow each such relevant party and its counsel to participate in any hearing or other proceeding (including, without limitations, any appeal of an initial order to disclose) in respect of such disclosure and assertion of privilege.

ARTICLE V.  INSURANCE

     SECTION 5.1.   Policies and Rights Included Within Assets.
                    ------------------------------------------

          (a) The MFCI Assets shall include any and all rights of an insured party under each of the Company Policies, subject to the terms of such Company Policies and any limitations or obligations of MFCI contemplated by this Article V, specifically including rights of indemnity and the right to be defended by or at the expense of the insurer, with respect to all claims, suits, actions, proceedings, injuries, losses, liabilities, damages and expenses incurred or claimed to have been incurred prior to the Distribution Date by any party in or in connection with the conduct of the MFCI Business or, to the extent any claim is made against MFCI or any of its Subsidiaries, the conduct of the RTI Business or the MHCI Business, and which claims, suits, actions, proceedings, injuries, losses, liabilities, damages and expenses may arise out of an insured or insurable occurrence under one or more of such Company Policies; provided,
                                                                 --------
however, that nothing in this clause shall be deemed to constitute (or to
-------
reflect) an assignment of such Company Policies, or any of them, to MFCI.

          (b) The MHCI Assets shall include any and all rights of an insured party under each of the Company Policies, subject to the terms of such Company Policies and any limitations or obligations of MHCI contemplated by this Article V, specifically including rights of indemnity and the right to be defended by or at the expense of the insurer, with respect to all claims, suits, actions, proceedings, injuries, losses, liabilities, damages and expenses incurred or claimed to have been incurred prior to the Distribution Date by any party in or in connection with the conduct of the MHCI Business or, to the extent any claim is made against MHCI or any of its Subsidiaries, the conduct of the RTI Business or the MFCI Business, and which claims, suits, actions, proceedings, injuries, losses, liabilities, damages and expenses may arise out of an insured or insurable occurrence under such Company Policies; provided, however, that
                                                  --------  -------
nothing in this clause shall be deemed to constitute (or to reflect) an assignment of such Company Policies, or any of them, to MHCI.

     SECTION 5.2.   Post-Distribution Date Claims.
                    -----------------------------

          (a) If, subsequent to the Distribution Date, any person shall assert a claim against MFCI or any of its Subsidiaries (including, without limitation, where MFCI or its Subsidiaries are joint defendants with other persons) with respect to any claim, suit, action, proceeding, injury, loss, liability, damage or expense incurred or claimed to have been incurred prior to the Distribution Date in or in connection with the conduct of the MFCI Business, and which claim, suit, action, proceeding, injury, loss, liability, damage or expense may arise out of an insured or insurable occurrence under one or more of the Company Policies, RTI shall, at the time such claim is asserted, to the extent any such Company Policy may require that Insurance Proceeds thereunder be collected directly by the party against whom the Insured Claim is asserted, be deemed to designate, without need of further documentation, MFCI as the agent and attorney-in-fact to assert and to collect any related Insurance Proceeds under such Company

Policy, and shall further be deemed to assign, without need of further documentation, to MFCI any and all rights of an insured party under such Company Policy with respect to such asserted claim, specifically including rights of indemnity and the right to be defended by or at the expense of the insurer and the right to any applicable Insurance Proceeds thereunder; provided, however,
                                                           --------  -------
that nothing in this Section 5.2(a) shall be deemed to constitute (or to reflect) an assignment of the Company Policies, or any of them, to MFCI.

          (b) If, subsequent to the Distribution Date, any person shall assert a claim against MHCI or any of its Subsidiaries (including, without limitation, where MHCI or its Subsidiaries are joint defendants with other persons) with respect to any claim, suit, action, proceeding, injury, loss, liability, damage or expense incurred or claimed to have been incurred prior to the Distribution Date in or in connection with the conduct of the MHCI Business, and which claim, suit, action, proceeding, injury, loss, liability, damage or expense may arise out of an insured or insurable occurrence under one or more of the Company Policies, RTI shall, at the time such claim is asserted, to the extent such Company Policy may require that Insurance Proceeds thereunder be collected directly by the party against whom the Insured Claim is asserted, be deemed to designate, without need of further documentation, MHCI as the agent and attorney-in-fact to assert and to collect any related Insurance Proceeds under such Company Policy, and shall further be deemed to assign, without need of further documentation, to MHCI any and all rights of an insured party under such Company Policy with respect to such asserted claim, specifically including rights of indemnity and the right to be defended by or at the expense of the insurer and the right to any applicable Insurance Proceeds thereunder; provided,
                                                                       --------
however, that nothing in this Section 5.2(b) shall be deemed to constitute (or
-------
to reflect) an assignment of such Company Policies, or any of them, to MHCI.

     SECTION 5.3.   Administration; Other Matters.  Except as otherwise provided
                    -----------------------------
in Section 5.2 hereof, from and after the Distribution Date RTI shall be responsible for (i) Insurance Administration of the Company Policies and (ii) Claims Administration under such Company Policies with respect to RTI Liabilities, MFCI Liabilities and MHCI Liabilities; provided that the retention
                                                    --------
of such responsibilities by RTI is in no way intended to limit, inhibit or preclude any right to insurance coverage for any Insured Claim of a named insured under such Policies as contemplated by the terms of this Agreement; and provided further that RTI's retention of the administrative responsibilities for
-------- -------
the Company Policies shall not relieve the party submitting any Insured Claim of the primary responsibility for reporting such Insured Claim accurately, completely and in a timely manner. RTI may discharge its administrative responsibilities under this Section 5.3 by contracting for the provision of services by independent parties. Subject to the indemnification provisions of
Article III, each of the parties hereto shall administer and pay any costs relating to defending its respective Insured Claims under Company Policies to the extent such defense costs are not covered under such Policies and shall be responsible for obtaining or reviewing the appropriateness of releases upon settlement of its respective Insured Claims under Company Policies.

          (a) Exceeding Policy Limits.  Where MFCI Liabilities, MHCI Liabilities
              -----------------------
or RTI Liabilities are specifically covered under the Company Policies for periods prior to the Distribution Date, or under any such Company Policy covering claims made after the Distribution Date with respect to an occurrence prior to the Distribution Date, then from and after the Distribution Date MFCI, MHCI and RTI-Delaware may claim coverage for Insured Claims under each such applicable Company Policy as and to the extent that such insurance is available up to the full extent of the applicable limits of liability, if any, of such Company Policy (and may receive any Insurance Proceeds with respect thereto as contemplated by Section 5.2 or Section 5.3(c) hereof), subject to the terms of this Section 5.3(b). In the event that the total loss payables of Insured Claims by MFCI, MHCI and RTI shall have exhausted the limits of liability, if any, under a Company Policy which is not further covered by an umbrella or excess umbrella policy, taking into account defense costs to the extent such costs are applied against such limits of such Policy, then a party that has utilized more than one-third of the limits of liability under such Company Policy (a "benefitted party") shall indemnify the other parties which utilized less than one-third of such limits of liability, if any, (a "nonexceeding party") for any subsequent claim by a nonexceeding party (including, without limitation, defense costs related to such claim) arising out of an insured or insurable occurrence under such Company Policy which would have been an Insured Claim but for the fact that the limits of such Company Policy were exceeded, up to the difference between one-third of the limits of liability, if any, under such Company Policy and the amount of such limits of liability, if any (excluding defense costs to the extent such costs are not applied against the fixed dollar coverage limits) actually utilized by the nonexceeding party (the "maximum reimbursement amount"). Each of the parties agrees to use commercially reasonable efforts to maximize available coverage under those Company Policies applicable to it, and to take all commercially reasonable steps to recover from all other responsible parties in respect of an Insured Claim to the extent it is a benefitted party or would become a benefitted party as a result of an Insured Claim. Each nonexceeding party shall submit to each benefitted party the same information and documentation that it would have been required to submit to the insurance carrier under the applicable Company Policy within the same time frames provided for in such Company Policy, and each benefitted party shall, within 30 days of receipt of documentation supporting such claim, either pay such claim or give written notice denying the claim to the nonexceeding party.

          (b) Allocation of Insurance Proceeds.  Except as otherwise provided in
              --------------------------------
Section 5.2, Insurance Proceeds received with respect to claims, costs and expenses under the Company Policies shall be paid to RTI, which shall thereafter administer the Company Policies by paying the Insurance Proceeds, as appropriate, to RTI with respect to RTI Liabilities, to MFCI with respect to MFCI Liabilities and to MHCI with respect to MHCI Liabilities. Payment of the allocable portions of indemnity costs of Insurance Proceeds resulting from such Policies will be made by RTI to the appropriate party upon receipt from the insurance carrier. In the event that the aggregate limits on any Company Policies are exceeded by the aggregate outstanding Insured Claims by two or more of the relevant parties hereto, such parties shall agree on an equitable allocation of Insurance Proceeds based upon their respective bona fide claims. The parties agree to use commercially reasonable efforts to maximize available coverage under those Company Policies applicable to it, and to take all commercially reasonable steps to recover from all other responsible parties in respect of an Insured Claim to the extent coverage limits under a Company Policy have been exceeded or would be exceeded as a result of such Insured Claim.

     SECTION 5.4.   Agreement for Waiver of Conflict and Shared Defense.  In the
                    ---------------------------------------------------
event that Insured Claims of more than one of the parties hereto exist relating to the same occurrence, the relevant parties shall jointly defend and waive any conflict of interest necessary to the conduct of the joint defense. Nothing in this Section 5.4 shall be construed to limit or otherwise alter in any way the obligations of the parties to this Agreement, including those created by this Agreement, by operation of law or otherwise.

     SECTION 5.5.   Cooperation.  The parties agree to use their commercially
                    -----------
reasonable efforts to cooperate with respect to the various insurance matters contemplated by this Agreement.

ARTICLE VI.  DISPUTE RESOLUTION

     In the event of a controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement or otherwise arising out of, or in any way related to this Agreement, including, without limitation, any claim based on contract, tort, statute or constitution (collectively, "Agreement Disputes"), the party asserting the Agreement Dispute shall give written notice to all other parties of the existence and nature of such Agreement Dispute. Thereafter, the general counsels of the relevant parties shall negotiate in good faith for a period no less than 60 days after the date of the notice in an attempt to settle such Agreement Dispute. If after such reasonable period such general counsels are unable to settle such Agreement Dispute (and in no event before the 60 days have elapsed from the date of the notice), any party hereto may commence arbitration by giving written notice to all other parties that such Agreement Dispute has been referred to the American Arbitration Association for arbitration in accordance with the provisions of this Article.

     All Agreement Disputes shall be settled by arbitration in Atlanta, Georgia, before a single arbitrator in accordance with the rules of the American Arbitration Association (the "Rules"). The arbitrator shall be selected by the mutual agreement of all parties, but if they do not so agree within twenty (20) days after the date of the notice of arbitration referred to above, the selection shall be made pursuant to the Rules from the panels of arbitrators maintained by the American Arbitration Association. The arbitrator shall be an individual with substantial professional experience with regard to resolving or settling sophisticated commercial disputes.

     Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrator in accordance herewith shall be final and binding and there shall be no right of appeal therefrom. The parties agree to comply with any award made in any such arbitration proceedings that has become final in accordance with the Rules, and agree to the entry of a judgment in any jurisdiction upon any award rendered in such proceedings becoming final under the Rules.

     In his award the arbitrator shall allocate, in his discretion, among the parties to the arbitration all costs of the arbitration, including, without limitation, the fees and expenses of the arbitrator and reasonable attorneys' fees, costs and expert witness expenses of the parties. Absent such an allocation by the arbitrator, each party shall pay its own expenses of arbitration, and the expenses of the arbitrator shall be equally shared.

     Nothing contained in this Article shall prevent the parties from settling any Agreement Dispute by mutual agreement at any time.

ARTICLE VII.   MISCELLANEOUS

     SECTION 7.1.   Complete Agreement; Construction.  This Agreement, including
                    --------------------------------
the Schedules and the Ancillary Agreements shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. In the event of any inconsistency between this Agreement and any Schedule hereto, the Schedule shall prevail. In the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of an Ancillary Agreement, such Ancillary Agreement shall control; provided, however, that the provisions of this Agreement shall govern in the event of and to the extent of any conflict between the provisions of this Agreement and the provisions of that certain Transfer and Assumption Agreement between MRI and MFCI, that certain Transfer and Assumption Agreement between MRI and MHCI, each dated as of January 1, 1996, and the Tax Allocation Agreement.

     SECTION 7.2.   Counterparts.  This Agreement may be executed in one or more
                    ------------
counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 7.3.   Survival of Agreements.  Except as otherwise contemplated by
                    ----------------------
this Agreement, all covenants and agreements of the parties contained in this Agreement shall survive the Distribution Date.

     SECTION 7.4.   Notices.  All notices and other communications hereunder
                    -------
shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the parties at the following address (or at such other addresses for a party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:

          To RTI:

          Ruby Tuesday, Inc.
          4721 Morrison Drive
          Mobile, Alabama 36609
          Attn:  Senior Vice President, General Counsel and Secretary


          To MFCI:

          Morrison Fresh Cooking, Inc.
          4893 Riverdale Road
          Suite 260
          Atlanta, Georgia 30337
          Attn:  Vice President, General Counsel and Secretary

          To MHCI:

          Morrison Health Care, Inc.
          4893 Riverdale Road
          Suite 260
          Atlanta, Georgia 30337
          Attn:  Vice President, General Counsel and Secretary


     SECTION 7.5.   Waivers.  The failure of either party to require strict
                    -------
performance by the other party of any provision in this Agreement will not waive or diminish that party's right to demand strict performance thereafter of that or any other provision hereof.

     SECTION 7.6.   Amendments.  Subject to the terms of Section 7.9 hereof,
                    ----------
this Agreement may not be modified or amended except by an agreement in writing signed by the parties.

     SECTION 7.7.   Assignment.  This Agreement shall be assignable in whole in
                    ----------
connection with a merger or consolidation or the sale of all or substantially all the assets of a party hereto. Otherwise this Agreement shall not be assignable, in whole or in part, directly or indirectly, by any party hereto without the prior written consent of the others, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void.

     SECTION 7.8.   Successors and Assigns.  The provisions of this Agreement
                    ----------------------
shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

     SECTION 7.9.   Termination.  This Agreement (including, without limitation,
                    -----------
Section 2.11 and Article III hereof) may be terminated and the Distribution may be amended, modified or abandoned at any time prior to the Distribution by and in the sole discretion of MRI without the approval of MFCI or MHCI or the shareholders of MRI. In the event of such termination, no party shall have any liability of any kind to any other party or any other person. After the Distribution, this Agreement may not be terminated except by an agreement in writing signed by the parties; provided, however, that Section 2.11 and Article
                               --------  -------
III shall not be terminated or amended after the Distribution in respect of the third party beneficiaries thereto without the consent of such persons.

     SECTION 7.10.  Subsidiaries.  Each of the parties hereto shall cause to be
                    ------------
performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such party or by any entity that is contemplated to be a Subsidiary of such party on and after the Distribution Date.

     SECTION 7.11.  Third Party Beneficiaries.  Except as provided in Section
                    -------------------------
2.11 relating to directors and officers liability insurance and in Article III relating to Indemnitees, this Agreement is solely for the benefit of the parties hereto and their respective Subsidiaries and Affiliates and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

     SECTION 7.12.  Attorney Fees.  Except as contemplated by an arbitrator's
                    -------------
decision pursuant to Article VI hereof, a party in breach of this Agreement shall, on demand, indemnify and hold harmless the other parties hereto for and against all out-of-pocket expenses, including, without limitation, reasonable legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other party may be entitled hereunder or otherwise.

     SECTION 7.13.  Title and Headings.  Titles and headings to sections herein
                    ------------------
are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     SECTION 7.14.  Schedules.  The Schedules shall be construed with and as an
                    ---------
integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

     SECTION 7.15.  Specific Performance.  Each of the parties hereto
                    --------------------
acknowledges that there is no adequate remedy at law for failure by such parties to comply with the provisions of this Agreement and that such failure would cause immediate harm that would not be adequately compensable in damages, and therefore agree that their agreements contained herein may be specifically enforced without the requirement of posting a bond or other security, in addition to all other remedies available to the parties hereto under this Agreement.

     SECTION 7.16.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND
                    -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED IN THAT STATE.

     SECTION 7.17.  Consent to Jurisdiction.  Without limiting the provisions of
                    -----------------------
Article VI hereof, each of the parties irrevocably submits to the exclusive jurisdiction of (a) the Superior Court of Fulton County, Georgia, and (b) The United States District Court for the Northern District of Georgia, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Northern District of Georgia or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Superior Court of Fulton County. Each of the parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in Georgia with respect to any matters to which it has submitted to jurisdiction in this Section 7.17. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Superior Court of Fulton County, Georgia, or (ii) the United States District Court for the Northern District of Georgia, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     SECTION 7.18.  Severability.  In the event any one or more of the
                    ------------
provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                              MORRISON RESTAURANTS INC.



                              By: /s/ Pfilip G. Hunt
                                 -------------------------------------
                                 Name:  Pfilip G. Hunt
                                      --------------------------------
                                 Title: Senior Vice President, General
                                        Counsel and Secretary
                                       -------------------------------


                              MORRISON FRESH COOKING, INC.



                              By: /s/ J. Russell Mothershed
                                 -------------------------------------
                                 Name:  J. Russell Mothershed
                                      --------------------------------
                                 Title: Vice President
                                       -------------------------------

                              MORRISON HEALTH CARE, INC.



                              By: J. Russell Mothershed
                                 -------------------------------------
                                 Name:  J. Russell Mothershed
                                      --------------------------------
                                 Title: Vice President
                                       -------------------------------

                                Schedule 1.1(a)

                               MHCI Subsidiaries



Custom Management Corporation
Custom Management Corporation of Pennsylvania
Morrison Custom Management Corporation of Pennsylvania
John C. Metz & Associates, Inc.
Marcorp Diversified, Inc.
Morrison's Healthcare of Texas, Inc.

                                Schedule 1.1(b)

                                RTI Subsidiaries



Ruby Tuesday, Inc. (a Delaware corporation)
Ruby Tuesday (Georgia), Inc. (a Georgia corporation)
Tias, Inc.
Morrison International, Inc.
Jezebel, Inc.
SRD of Wisconsin, Inc.
Jubilee, Inc.
Britz, Inc.
Orpah, Inc.
Morrison of New Jersey, Inc.
Ruby Tuesday of Columbia, Inc.
LW Beverage Co., Inc.
Ruby Tuesday of Salisbury, Inc.
Free Race Mall Rest., L.P.
Lamar Permit Co., Inc.
Tia's Club-Denton, Inc.
Tia's Club-Lewisville, Inc.
Tia's Club-Carrollton, Inc.
Tia's Club-Plano, Inc.
Tia's Club-Red Bird, Inc.
Tia's Club-Mesquite, Inc.
Tia's Club-Richardson, Inc.

                                Schedule 1.1(c)

                               Shared Liabilities



Liabilities relating to:

     1.  Securities Matters; and
     2.  the Operation of Corporate Headquarters;

                                Schedule 4.3(b)

                          Document Retention Policies
                          ---------------------------

                                                              Period of
               Description of Record                      Retention (Years)*
               ---------------------                      ------------------
General Records:
---------------

  Certificate of Incorporation                            Permanent
  Charter                                                 Permanent
  By-Laws (including all amendments)                      Permanent
  Minutes of Board of Directors' Meetings                 Permanent
  Minutes of Stockholder Meetings                         Permanent
  Stock Certificate Books and Transfer Records            Permanent
  Deeds                                                   Permanent
  Abstracts of Title                                      Permanent
  Title Insurance Policies                                Permanent
  Contracts and Agreements - Terminated                   5 Years
  Dividend Checks                                         5 Years
  Government Contracts and Subcontracts - Terminated      3 Years
  Leases                                                  6 Years (after expiration
                                                           or termination)
  Patents and Trademarks                                  Permanent
  Mortgages - Settled                                     6 Years (after settlement)
  Options - Expired                                       3 Years (after expiration)
  Options - Exercised                                     Permanent
  Notes - Cancelled                                       6 Years
  Audit Reports                                           Permanent
  Contracts with Employees - Terminated                   6 Years
  Contracts with Brokers and Distributors - Terminated    3 Years
  Surety Bonds - Expired                                  3 Years
  Fidelity Bonds of Employees                             3 Years (after expiration)
  Insurance policies - Terminated                         3 Years
  Miscellaneous Correspondence                            3 Years
  Federal and State Income Tax Returns                    Permanent

* If there are pending examinations or cases, or extensions or waivers of the statute of limitations with respect thereto, the recommended retention period should be considered accordingly. The retention periods set forth herein are subject in all respects to the policies for Record Maintenance under Federal Law attached as Appendix A which the parties shall also comply with. In the event of a conflict between the retention periods set forth in this schedule and in Appendix A for any particular document, the longer shall be applicable.

                      ------------------------------------

                                                              Period of
               Description of Record                      Retention (Years)
               ---------------------                      -----------------
General Accounting:
------------------

  General Ledger                                          Permanent
  Cash Receipts Journal                                   Permanent
  Cash Disbursements Journal                              Permanent
  Fruit Purchases Journal                                 Permanent
  Growers' Ledger                                         Permanent
  Fruit Ledger                                            Permanent
  Voucher Register or Purchases Journal                   Permanent
  Journal Vouchers                                        Permanent
  General Journal                                         Permanent
  Audit Reports                                           Permanent
  Auditors' adjusting entries                             Permanent
  Supporting schedules and data for journal entries       Permanent
  Bank statements and reconciliations                     6 Years
  Cancelled voucher or general fund checks                6 Years
  Cancelled payroll checks                                6 Years
  Cancelled fruit purchase checks                         6 Years
  Duplicate copies of checks                              3 Years
  Deposit books and slips                                 6 Years
  Daily cash position reports                             1 Year
  Sales invoices                                          3 Years
  Accounts receivable ledger cards:
   Collected accounts                                     3 Years
   Uncollected accounts                                   3 Years
  Notes and contracts receivable:
   Collected                                              3 Years
   Uncollected                                            5 Years
  Shipping bills of lading                                2 Years
  Freight bills and statements                            3 Years
  Shipping reports                                        3 Years
  Export declarations                                     4 Years
  Sales correspondence                                    3 Years
  Sales jackets and documents                             3 Years
  Sales bulletins and price lists                         3 Years
  Sales subsidiary                                        3 Years
  Claim files - Settled                                   3 Years
  Contracts with customers - Terminated                   3 Years
  Vendor invoices and credits                             3 Years
  Receiving reports                                       3 Years

                      ------------------------------------

                                                              Period of
               Description of Record                      Retention (Years)
               ---------------------                      -----------------
General Accounting: (Cont'd)
------------------

  Purchase orders - Completed                             3 Years
  Contracts with vendors - Terminated                     3 Years
  Accounts payable ledger cards                           3 Years
  Advertising orders and contracts - Terminated           3 Years
  Employee travel expense reports                         6 Years
  Fruit purchased and handled supplies statements         3 Years
  Shop and maintenance department work orders and/or
   expense distributions                                  3 Years
  Cost production and job summary records                 3 Years
  Cost reports and statements                             3 Years
  Physical inventory records                              6 Years
  Fixed asset records - After asset disposal              3 Years
  Security deposit receipts - After refunded              3 Years
  Expense distributions                                   3 Years
  Financial statements - Internal (including work papers) 6 Years

Payroll and Personnel:
---------------------

  Payroll Register or Journal                             6 Years
  Individual employee earnings records                    5 Years
  Time cards, time sheets and piecework sheets            3 Years
  Federal and State quarter and annual payroll reports    4 Years
  W-4 Forms - Inactive                                    4 Years
  Mailed and returned W-2 copies                          3 Years
  Payroll expense distributions                           3 Years
  Employee history records - Inactive                     4 Years
  Group insurance reports and records                     6 Years
  Accident reports                                        6 Years
  Retirement and pension plan records                     Permanent

Manufacturing and Processing:
----------------------------

  Fruit receipts and box records                          Permanent
  Fruit receipt reports                                   3 Years
  Fruit elimination reports                               3 Years
  Warehouse reports                                       3 Years
  Production reports                                      3 Years
  Internal reports for budgets, comparisons,
   expense analysis, etc.                                 3 Years

                                     -37-